Exhibit 99.1

FOR IMMEDIATE RELEASE

                                    INVESTOR CONTACT:       MEDIA CONTACT:
                                    Patrick Barry           Curtis Hougland
                                    CFO, Bluefly, Inc.      RLM Public Relations
                                    212- 944-8000 (x239)    212-741-5106 x220
                                    pat@bluefly.com         curtis@RLMpr.com

 BLUEFLY SECURES NEW REVOLVING CREDIT FACILITY OF $7.5 MILLION FROM WELLS FARGO
            REPLACES $3.5 MILLION FACILITY WITH ROSENTHAL & ROSENTHAL

New York, NY - July 27, 2005 -- Bluefly, Inc. (NASDAQ SmallCap: BFLY), a leading online retailer of designer brands, fashion trends, and superior value (www.bluefly.com), today announced a new $7.5 million credit facility with Wells Fargo Retail Finance, LLC. The company has the option to increase its maximum borrowing capacity under the facility up to $12.5 million. The Wells Fargo facility replaces the company's $3.5 million credit facility with Rosenthal and Rosenthal, Inc.

"Our new relationship with Wells Fargo affords us much more leverage and an attractive cost of capital to invest in inventory as we grow our business," said Bluefly CFO, Pat Barry. "This re-financing is important for our business, helping us to obtain the proper merchandise mix to support our national advertising campaign this fall."

"We are impressed with Bluefly's track record and are pleased to be entering into a relationship that will support their growth initiatives, not only in 2005, but in the long term," said Tim Tobin, National Director of Marketing & Structuring for Wells Fargo Retail Finance. "The relationship with Bluefly demonstrates our commitment to high-growth companies and our sustained interest in the retail sector."

In connection with the transaction, an affiliate of Soros Fund Management LLC provided a $2 million letter of credit in favor of Wells Fargo in order to provide further borrowing capacity. The initial borrowing capacity under the facility, including the availability provided by the Soros letter of credit, is approximately $6 million.

ABOUT BLUEFLY, INC.
Founded in 1998, Bluefly, Inc. (NASDAQ SmallCap: BFLY) is a leading online retailer of designer brands, fashion trends and superior values. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

ABOUT WELLS FARGO RETAIL FINANCE
Wells Fargo Retail Finance, headquartered in Boston, specializes in building relationships and delivering customized, flexible financial solutions to single and multi-channel retailers throughout North America. It is part of Wells Fargo & Company (NYSE: WFC), a diversified financial services company with $420 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than

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6,000 stores and the Internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only "AAA"-rated bank in the United States.

This press release may include statements that constitute "forward-looking statements," usually containing the words "believe," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K. These risks and uncertainties include, but are not limited to, the company's ability to execute on, and gain additional revenue from, its consumer public relations and other marketing initiatives; the company's history of losses and anticipated future losses; need for additional capital and potential inability to raise such capital; the potential failure to forecast revenues and/or to make adjustments to operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce market; the availability of merchandise; the need to further establish brand name recognition; management of potential growth; and risks associated with our ability to handle increased traffic and/or continued improvements to its Web site.